Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Chris Smith	Paul Ewing
Eyetech Pharmaceuticals, Inc.	Pfizer Inc
Public Relations & Corporate Communications	Director, US Pharmaceuticals Public Relations
Office: (212) 824-3203	Office: (212) 733-0179
Mobile: (973) 489-5076	Mobile: (917) 715-1547
E-mail: chris.smith@eyetech.com	E-mail: paul.ewing@pfizer.com
RECENT ANALYSES SUGGEST THAT TREATMENT WITH MACUGEN® (pegaptanib sodium injection) MAY PROVIDE BETTER RESULTS FOR PATIENTS WITH EARLY STAGE
NEOVASCULAR AGE-RELATED MACULAR DEGENERATION (AMD)
Retrospective, subgroup analyses of the VISION study suggest that treatment of early disease with Macugen may further reduce the risk of vision loss associated with neovascular AMD compared to the overall VISION study population
NEW YORK, October 05, 2005 — Eyetech Pharmaceuticals, Inc. (NASDAQ: EYET) and Pfizer Inc (NYSE: PFE) announced today that exploratory analyses of the VISION (VEGF Inhibition Study in Ocular Neovascularization) study suggest that treatment with Macugen® (pegaptanib sodium injection) 0.3 mg may provide better results in patients with early stage neovascular age-related macular degeneration (AMD) compared to the overall VISION study population. These findings were published in the October issue of Retina and will be presented at the American Academy of Ophthalmology meeting on October 18, 2005.
Early diagnosis of neovascular AMD is critical since the disease can rapidly lead to impaired visual function. Neovascular AMD is the leading cause of severe vision loss among people aged > 60 years. Many patients with neovascular AMD experience severe vision loss rapidly, with 1 in 10 people losing vision within 3 months and 1 in 3 people losing vision within 2 years.
The subgroup analyses suggest that for patients with early disease receiving Macugen 0.3 mg, responder rates (loss of <15 letters of visual acuity) were higher than previously seen in the overall Macugen 0.3 mg group in the VISION study (76% and 80% in the two early disease groups, compared with 70% in the overall 0.3 mg

Recent Analyses Suggest that Treatment with Macugen® (pegaptanib sodium injection) May Provide Better Results for Patients with Early Stage
Neovascular Age-Related Macular Degeneration (AMD)

Macugen group). In addition, 12% and 20% of Macugen-treated patients in the two early disease subgroups gained 3 or more lines of vision compared with 4% and 0%, respectively, in the usual care group (compared with 6% Macugen vs. 2% usual care in the overall VISION study).
“These analyses suggest that treatment with Macugen early in the course of disease may provide better results for AMD patients,” said lead study author Christine R. Gonzales, M.D., Assistant Professor of Ophthalmology, Jules Stein Eye Institute and Dept. of Ophthalmology, David Geffen School of Medicine at UCLA. “Furthermore, it suggests that early diagnosis, rapid referral and more timely treatment may be important factors in order to achieve optimal results.”
Since the VISION study was not designed to evaluate these subgroup responses, future studies are needed to prospectively investigate the impact of treatment with Macugen for early stage neovascular AMD.
Treatment of Early Disease with Macugen
To assess Macugen’s efficacy in treating earlier manifestations of neovascular AMD, these analyses identified VISION study participants with early disease characteristics (defined below), and assessed their visual outcomes at week 54. Only patients from the 0.3 mg Macugen-treated group, or those receiving sham injections, were included in these retrospective analyses.
Although a universally accepted definition of early disease related to neovascular AMD does not exist, for these analyses, the following characteristics were used to classify study subjects with early onset of neovascular AMD:
•	Group 1 subjects: (1) lesion size < 2 disc areas (DA), (2) baseline visual acuity (VA) > 54 ETDRS letters, (3) no prior photodynamic therapy (PDT) or thermal laser photocoagulation to the lesion, and (4) absence of scarring or atrophy within the lesion

•	Group 2 subjects: (1) occult with no classic choroidal neovascularization (CNV), (2) absence of lipid, and (3) better VA at baseline in the fellow eye, i.e., worse VA at baseline in the study eye
By this definition, a few patients met the criteria for inclusion in both groups.
Group 1 Results
In Group 1, for the primary endpoint in the VISION study (measured as the loss of < 15 ETDRS letters or approximately 3 lines on the study eye chart) the responder rate at week 54 was 76% (26/34) in subjects treated with Macugen, compared with 50% (14/28) in the group receiving sham injections. For a secondary endpoint in

Recent Analyses Suggest that Treatment with Macugen® (pegaptanib sodium injection) May Provide Better Results for Patients with Early Stage
Neovascular Age-Related Macular Degeneration (AMD)

the VISION study, at week 54, 12% (4/34) of those treated with Macugen gained > 3 lines of vision, compared with 4% (1/28) of those who received sham injections.
Group 2 Results
In Group 2, for the primary endpoint in the VISION study (measured as the loss of < 15 ETDRS letters or approximately 3 lines on the study eye chart), the responder rate at week 54 was 80% (24/30) in subjects treated with Macugen, compared with 57% (20/35) in the group receiving sham injections. For a secondary endpoint in the VISION study, at week 54, 20% (6/30) of those treated with Macugen gained > 3 lines of vision, compared with 0% (0/35) of subjects who received sham injections.
Retina is published by Lippincott Williams & Wilkins. For more information please go to www.retinajournal.com. The full citation for this article is: The VEGF Inhibition Study in Ocular Neovascularization (V.I.S.I.O.N.) Clinical Trial Group. Enhanced Efficacy Associated with Early Treatment of Neovascular Age-Related Macular Degeneration with Pegaptanib Sodium: An Exploratory Analysis. Retina 2005;25:815-827
About Age-Related Macular Degeneration
AMD is a chronic, progressive disease of the central portion of the retina called the macula, resulting in the loss of central vision. The most common symptoms are a central blurred or blank spot, distortion of objects or simply blurred vision. Peripheral vision usually remains intact. AMD is classified into two forms: atrophic, referred to as dry AMD, and neovascular or wet AMD.
In neovascular AMD, abnormal blood vessels grow and leak into the macula, resulting in loss of vision. Neovascular AMD is the more severe form of the disease and progresses more rapidly than the dry type. Although it accounts for only about 10-15% of all macular degeneration cases, neovascular AMD is responsible for 90% of blindness caused by the disease.
About Macugen
Macugen is indicated in the United States for the treatment of neovascular age-related macular degeneration (neovascular AMD) and is administered in a 0.3-mg dose once every six weeks by intravitreal injection. Macugen is a pegylated anti-VEGF aptamer, which binds to vascular endothelial growth factor (VEGF). VEGF is a protein that plays a critical role in angiogenesis (the formation of new blood vessels) and increased

Recent Analyses Suggest that Treatment with Macugen® (pegaptanib sodium injection) May Provide Better Results for Patients with Early Stage
Neovascular Age-Related Macular Degeneration (AMD)

permeability (leakage from blood vessels), two pathological processes that contribute to the vision loss associated with neovascular AMD.
Macugen is also available for neovascular AMD patients in Canada. Macugen is approved in Brazil and has been filed for approval in twelve additional countries.
For full prescribing information about Macugen, please visit www.macugen.com.
Important Safety Information
Macugen is contraindicated in patients with ocular or periocular infections.
Intravitreal injections including those with Macugen have been associated with endophthalmitis. Proper aseptic injection technique – which includes use of sterile gloves, a sterile drape, and a sterile eyelid speculum (or equivalent) – should always be utilized when administering Macugen. In addition, patients should be monitored during the week following the injection to permit early treatment, should an infection occur.
Increases in intraocular pressure (IOP) have been seen within 30 minutes of injection with Macugen. Therefore, IOP as well as the perfusion of the optic nerve head should be monitored and managed appropriately.
Serious adverse events related to the injection procedure occurring in <1% of intravitreal injections included endophthalmitis, retinal detachment, and iatrogenic traumatic cataract.
Most frequently reported adverse events in patients treated for up to two years were anterior chamber inflammation, blurred vision, cataract, conjunctival hemorrhage, corneal edema, eye discharge, eye irritation, eye pain, hypertension, increased IOP, ocular discomfort, punctate keratitis, reduced visual acuity, visual disturbance, vitreous floaters, and vitreous opacities. These events occurred in approximately 10% to 40% of patients.
About Eyetech Pharmaceuticals, Inc.
Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech’s initial focus is on diseases affecting the back of the eye. Eyetech is commercializing Macugen® (pegaptanib sodium injection) with Pfizer Inc for the treatment of neovascular AMD. Macugen is also being studied for the treatment of diabetic macular edema and retinal vein occlusion.

Recent Analyses Suggest that Treatment with Macugen® (pegaptanib sodium injection) May Provide Better Results for Patients with Early Stage
Neovascular Age-Related Macular Degeneration (AMD)

About Pfizer Inc
Pfizer Inc discovers, develops, manufactures and markets leading prescription medicines for human and animals in many of the world’s best-known consumer brands. For more information about Pfizer, please visit http://www.pfizer.com.
Eyetech Safe Harbor Statement
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: maintaining acceptance of Macugen in the medical community, by patients receiving therapy and by third party payors; supplying sufficient quantities of Macugen to meet anticipated market demand; the impact of competitive products; our dependence on third parties to manufacture Macugen; new information arising out of clinical trial results; our dependence on our strategic collaboration with Pfizer; and obtaining, maintaining and protecting the intellectual property incorporated into Macugen. These and other risks are described in greater detail in the “Risk Factors” section of our most recent quarterly report on Form 10-Q filed with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.
PFIZER DISCLOSURE NOTICE
The information contained in this release is as of October 05, 2005. The Company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments.
This release contains forward-looking information regarding the efficacy of Macugen that involves substantial risks and uncertainties. A description of these risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and in its reports on Forms 10-Q and 8-K.
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